SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                (Amendment No. 2)

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):
                                  July 27, 1999


                             silverzipper.com, Inc.
             (Exact name of registrant as specified in its charter)


           NEVADA                     33-55254-08                87-0434286
(State or other jurisdiction   (Commission File Number)       (IRS Employer
       of incorporation)                                  Identification Number)


             350 FIFTH AVENUE, SUITE 1222, NEW YORK, NEW YORK 10118
               (Address of principal executive offices) (Zip code)


                                 (212) 563-7040
              (Registrant's telephone number, including area code)


                               SABER CAPITAL, INC.
             (Former name or address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         This Form 8-K/A includes the following financial information required to be filed pursuant to Item 7 (Financial Statements and Exhibits) of the current Report on Form 8-K dated August 6, 1999:

(a)      Financial Statements of Business Acquired:                                              Page

         Independent Auditors' Report                                                            F-1

         Balance Sheets of silverzipper.com, Inc. (a Delaware corporation) as of December        F-2
         31, 1998 and June 30, 1999 (unaudited).

         Statements of Operations of silverzipper.com, Inc. (a Delaware corporation)             F-3
         for the year ended December 31, 1998 and the six months ended June 30, 199
         (unaudited).

         Statements of Cash Flows of silverzipper.com, Inc. (a Delaware corporation) for the     F-4
         year ended December 31, 1998 and the six months ended June 30, 1999 (unaudited).

         Notes To Financial Statements of silverzipper.com, Inc. (a Delaware corporation) for    F-5
         the year ended December 31, 1998 and the six months ended June 30, 1999 (unaudited).

(b)      Pro Forma Financial Information:

         Unaudited  Pro-Forma  Combined  Statements of  Operations  for the year                 F-9
         ended December 31,  1998 and the six months ended June 30, 1999.

         Notes to Unaudited Pro Forma Combined Statements of Operations.                         F-12

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      silverzipper.com, Inc.


                                                      By: /s/ Paul E. Palmeri
                                                          -------------------
                                                          Paul E. Palmeri, CEO

Date:  October 5, 1999

                          INDEPENDENT AUDITOR'S REPORT



Board of Directors and Stockholders
silverzipper.com, Inc. and Subsidiary, Robern Skiwear, Inc.
New York, NY


         We have audited the accompanying balance sheet of silverzipper.com, Inc. and subsidiary, Robern Skiwear, Inc. as of December 31, 1998 and the related statement of operations, deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of silverzipper.com, Inc. and Subsidiary, Robern Skiwear, Inc. as of December 31, 1998 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




/s/
Kelly, Welde & Co.
September 23, 1999
                     silverzipper.com, Inc. and Subsidiary,
                              Robern Skiwear, Inc.
                                 Balance Sheets

                                                  December 31,      June 30,
                                                     1998       1999 (Unaudited)
                                                     ----       ----------------

ASSETS
CURRENT ASSETS:
  Cash ...........................................   $    93,081    $   295,291
  Accounts receivable (Notes 1-C & 3) ............       101,408         13,485
  Inventory (Notes 1-B) ..........................       768,804        144,810
  Prepaid expenses ...............................        78,073        156,734
                                                     -----------    -----------
    Total current assets .........................     1,041,366        610,320
                                                     -----------    -----------

PROPERTY AND EQUIPMENT, NET ......................        22,566         25,323
                                                     -----------    -----------

OTHER ASSETS
  Intangible assets, net (Note 2) ................       916,786        867,220
  Deposits .......................................         4,767          4,767
                                                     -----------    -----------
                                                         921,553        871,987
                                                     -----------    -----------
                                                     $ 1,985,485    $ 1,507,630
                                                     ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
 Accounts payable ................................   $   261,639    $   361,981
 Accounts payable - Factor (Note 3) ..............     2,060,558      2,381,703
 Accrued expenses ................................       125,201        186,531
 Notes payable - Private placement (Note 4) ......     1,000,000      1,000,000
                                                     -----------    -----------
   Total current liabilities .....................     3,447,398      3,930,215
                                                     -----------    -----------

LONG-TERM LIABILITIES
 Advances from investors (Note 7) ................          --          400,000
 Notes payable - Stockholders (Note 5) ...........     1,834,018      1,814,018
                                                     -----------    -----------
   Total long-term liabilities ...................     1,834,018      2,214,018
                                                     -----------    -----------

Total liabilities ................................     5,281,416      6,144,233
                                                     -----------    -----------

COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDERS' EQUITY (DEFICIT)
 Common Stock, $0.01 par value;
   1,000 shares authorized; issued
   and outstanding, 200 shares at
   December 31, 1998
   $0.001 par value; 6,000,000 shares
   authorized; issued and outstanding
   1,870,000 shares at June 30, 1999 (Note 1-A) ..             2          1,870
 Additional paid-in capital ......................       499,998        498,130
 Retained earnings/(deficit) .....................    (3,795,931)    (5,136,603)
                                                     -----------    -----------
   Total Stockholders' Equity (Deficit) ..........    (3,295,931)    (4,636,603)
                                                     -----------    -----------
                                                     $ 1,985,485    $ 1,507,630
                                                     ===========    ===========

See notes to financial statements and accountants' report
                     silverzipper.com, Inc. and Subsidiary,
                              Robern Skiwear, Inc.
                      Statements Of Operations and Deficit


                                    Year Ended        Six Months
                                   December 31,      Ended June 30,
                                       1998         1999 (Unaudited)
                                       ----         ----------------

Sales, net .....................    $ 6,688,920     $   706,198
Cost of goods sold .............      4,978,951         630,242
                                    -----------     -----------

Gross Profit ...................      1,709,969          75,956

Operating expenses .............      2,387,601       1,204,718
                                    -----------     -----------

Operating Income/(Loss) ........       (677,632)     (1,128,762)

Interest expense, net ..........        717,441         211,910
                                    -----------     -----------

Loss before income taxes .......     (1,395,073)     (1,340,672)

Income taxes (Note 1-F) ........           --              --
                                    -----------     -----------

Net (Loss) .....................     (1,395,073)     (1,340,672)

Deficit - Beginning ............     (2,400,858)     (3,795,931)
                                    -----------     -----------

Deficit - Ending ...............    $(3,795,931)    $(5,136,603)
                                    ===========     ===========



See notes to financial statements and accountants' report
                     silverzipper.com, Inc. and Subsidiary,
                              Robern Skiwear, Inc.
                            Statements Of Cash Flows



                                                            Year Ended         Six Months
                                                            December 31,      Ended June 30,
                                                                1998         1999 (Unaudited)
                                                                ----         ----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (Loss) .............................................   $(1,395,073)   $(1,340,672)
  Adjustments to reconcile net (loss) to
    cash used by operating activities:
      Depreciation and amortization ......................       106,921         54,921
      Decrease/(Increase) in:
          Accounts receivable, net .......................        79,910         87,923
          Inventory ......................................       256,033        623,994
          Prepaid expenses ...............................       (67,292)       (78,661)
      Increase/(Decrease) in:
          Accounts payable ...............................       203,833        100,342
          Accrued expenses ...............................        17,420         61,330
                                                             -----------    -----------
  Net cash provided by/(used in) operating activities ....      (798,248)      (490,823)
                                                             -----------    -----------


CASH FLOWS FROM INVESTING ACTIVITIES:
       Purchase of property and equipment ................       (24,554)       (8,112)
                                                             -----------   -----------
  Net cash used in investing activities ..................       (24,554)       (8,112)
                                                             -----------   -----------


CASH FLOWS FROM FINANCING ACTIVITIES:
       Advances from investors ...........................          --          400,000
       Proceeds from private placement of promissory notes     1,000,000           --
       (Decrease)/Increase in accounts payable - Factor ..      (140,922)       321,145
       Repayment of acquisition note payable .............      (164,993)          --
       Net repayment of notes payable - stockholders .....      (173,566)       (20,000)
                                                             -----------    -----------
  Net cash used in financing activities ..................       520,519        701,145
                                                             -----------    -----------


  Net (Decrease)/Increase in cash ........................      (302,283)       202,210
  Cash at the beginning of the year ......................       395,364         93,081
                                                              -----------   -----------
  Cash at the end of the year ............................    $    93,081   $   295,291
                                                              ===========   ===========


Supplemental Disclosures of Cash Flow Information:
  Cash paid during the year for:
    Interest .............................................    $   701,442   $   199,410
                                                              ===========   ===========


See notes to the financial statements and accountants' report

                     silverzipper.com, Inc. and Subsidiary,
                              Robern Skiwear, Inc.
                          Notes To Financial Statements
                        Year Ended December 31, 1998 and
                   Six Months Ended June 30, 1999 (Unaudited)


1.    Summary Of Business and Significant Accounting Policies

      A.  Basis of Presentation

silverzipper.com, Inc. (a Delaware corporation) ("silverzipper Delaware") was organized in 1998 by the principal shareholders of Robern Skiwear, Inc. ("Robern") for the purpose of acquiring branded sport apparel and accessory companies and to market their products online via the Internet. Effective April 1, 1999, Robern became a wholly-owned subsidiary of silverzipper Delaware. silverzipper Delaware is a holding company whose sole investment is 100% of the outstanding common stock of Robern. silverzipper Delaware was inactive in 1998, therefore, the 1998 audited financial statements represent the pre-affiliation activity of Robern. The 1999 unaudited financial statements represent a consolidation of the activity of silverzipper Delaware and Robern.

      B.  Inventory

Inventory consists of finished garments and is stated at the lower of cost (first-in, first-out method) or market.

      C.  Accounts Receivable

In the opinion of management, all accounts receivable are collectible and no allowance for doubtful accounts is considered necessary.

      D.  Property and Equipment

Property and equipment are carried at cost. Depreciation is provided by the declining balance method over the estimated useful lives of the assets, 5 or 7 years. Depreciation was $7,173 and $5,354 for the year ended December 31, 1998 and the six months ended June 30, 1999, respectively.

      E.  Intangible Assets

Intangible assets consist of the excess of cost over net assets acquired (goodwill), trademarks and a noncompete agreement which are being amortized using the straight-line method over their estimated lives, 15 years. The carrying value of intangibles is evaluated periodically in relation to the operating performance and future undiscounted cash flows of the underlying businesses.

      F.  Income Taxes

The shareholders of Robern had previously elected to be taxed as an S Corporation under the Internal Revenue Code. This election is terminated effective April 1, 1999 with the acquisition of Robern by silverzipper Delaware. Since silverzipper Delaware has not yet realized income as of the date of these financial statements, no provision for taxes has been made.

      G.  Disclosure of Cash Flow Information

silverzipper Delaware considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalent.

      H.  Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      I.  Unaudited Interim Information

The unaudited interim financial statements include all adjustments, consisting only of normal recurring adjustments, which management considers necessary for a fair presentation of the financial position and results of operations. The results of operations for the six months ended June 30, 1999 are not necessarily indicative of the results that may be expected for a full year.

2.    Intangible Assets

Intangible assets consist of the following:

                                                    December 31,             June 30,             Amorti-
                                                                                                  zation
                                                         1998                  1999               Period
                                                        ------                ------              ----------
                                                                           (Unaudited)
      Excess of cost over
            net assets acquired                     $   620,000              $  620,000            15 years
      Trademarks and Patterns                           212,000                 212,000            15 years
      Noncompete covenant                               655,000                 655,000            15 years
                                                    -----------             -----------
                                                      1,487,000               1,487,000
      Less accumulated amortization                     570,214                 619,780
                                                    -----------             -----------
                                                     $  916,786              $  867,220
                                                     ==========              ==========

Amortization was $99,748 and $49,566 for the year ended December 31, 1998 and the six months ended June 30, 1999, respectively.

3.    Accounts payable - Factor

silverzipper Delaware has an ongoing financing agreement with a lender providing for a line of credit which maximum borrowings thereunder are determined at the sole discretion of the lender. Borrowings under the line of credit may be made as cash advances, letters of credit, and payment due on presentation. Interest is payable on the outstanding cash advance balance at the rate of 2 1/2% over the prime rate. At December 31, 1998 and June 30, 1999, the prime rate was 7.75%.

Under the factoring provisions, the lender guarantees the face amount of certain receivables accepted by it, in exchange for the payment to the lender of a factoring fee of 1.5% on all receivables. The lender assumes the credit risk for the guaranteed receivables other than customer disputes, claims, returns, etc.

The lender may terminate the line of credit on 30 days notice or immediately of an event of default, as defined, occurs.

Borrowings under the aforementioned facility are secured by liens on substantially all of silverzipper Delaware's assets. In addition, collateral has been pledged by silverzipper Delaware's stockholders and others. Under the agreement, silverzipper Delaware is prohibited from selling or pledging any of its assets or pay dividends without the lender's consent.

4.    Notes payable - Private placement

During 1998, silverzipper Delaware raised $1,000,000 through a private offering of its 10% promissory notes (the "Notes"). The proceeds were used to fund the development expenses of silverzipper Delaware, which consisted primarily of payroll and legal fees incurred to assemble a management team, identify candidate companies which fit the criteria for its consolidation strategy, and exploring strategic alliances for its internet strategy.

Pursuant to the terms of the Offering, the Notes bear interest at the rate of 10% per annum, payable quarterly, and are due at the earlier of the closing of an initial public offering of silverzipper Delaware's securities, or December 31, 1999. Interest expense to noteholders was $77,813 for the year ended December 31, 1998 and $50,000 for the six months ended June 30, 1999.

As of August 31, 1999, pursuant to an exchange offer, holders of an aggregate $950,000 of notes payable have agreed to exchange their notes for consideration of 380,000 shares of Saber Capital, Inc. and warrants to purchase an additional 380,000 shares (Note 7).

5.    Notes payable - Stockholders

From time to time, the principal stockholders of silverzipper Delaware have made advances to silverzipper Delaware, generally for working capital purposes. As of December 31 of each year, these advances are formalized in the form of unsecured promissory notes. The notes are unsecured and bear interest at the rate of 8% per annum.

Outstanding amounts on these notes aggregated $1,834,018 and $1,814,018 at December 31, 1998 and June 30, 1999, respectively. Interest expense for the year ended December 31, 1998 was $146,386. As of July 27, 1999, these notes totaling $1,814,018 were exchanged for 350,000 shares of common stock of silverzipper.com, Inc., a Nevada corporation, formerly known as Saber Capital, Inc. ("silverzipper Nevada") (Note 7).

6.    Commitments and Contingencies

At June 30, 1999, silverzipper Delaware was obligated under a non-cancelable lease for office and showroom space aggregating approximately $216,000.

At June 30, 1999, future minimum lease payments are as follows:

                          2000                     $92,805
                          2001                     $92,805
                          2002                     $30,935

The lease contains provisions for increases due to increased maintenance costs and taxes. Rent expense was $83,000 and $57,190 for the year ended December 31, 1998 and the six months ended June 30, 1999, respectively.

7.    Subsequent Events

On July 27, 1999, silverzipper Nevada acquired 100% of the issued outstanding stock of silverzipper Delaware through the issuance of 2,095,000 shares of its own authorized and unissued common stock. These shares include 225,000 shares issued for consideration of $325,000 to investors who had advanced $400,000 to silverzipper Delaware at June 30, 1999. The remaining $75,000 advanced is to be converted to promissory notes. These shares also include 350,000 shares issued to the stockholders of Robern in exchange for the $1,814,018 of loans outstanding at June 30, 1999. The transaction will be accounted for as a reverse acquisition.

On August 30, 1999, the Board of Directors of silverzipper Nevada amended its Articles of Incorporation to change the name of silverzipper Nevada to silverzipper.com, Inc. (a Nevada Corporation).

   silverzipper.com, Inc., a Nevada corporation (formerly Saber Capital, Inc.)

    UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION BASIS OF PRESENTATION


         The unaudited pro forma combined statements of operations of silverzipper Nevada for the year ended December 31, 1998 and the six months ended June 30, 1999 are presented to show the effects of the acquisition of silverzipper Delaware on July 27, 1999 as if it had occurred on January 1, 1998. The pro forma information is based on the historical financial statements of silverzipper Nevada and silverzipper Delaware giving effect to the assumptions and adjustments in the accompanying notes to the pro forma consolidated financial information. The transaction is account for as a reverse acquisition.

         In the opinion of silverzipper Nevada's management, all adjustments necessary for a fair presentation have been made. This unaudited pro forma information should be read in conjunction with the accompanying notes and the financial statements of Saber Capital, Inc. (name changed to silverzipper.com, Inc.) and the related notes included in silverzipper Nevada's 1998 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

   silverzipper.com, Inc., a Nevada corporation (formerly Saber Capital, Inc.)
              Unaudited Pro Forma Combined Statement of Operations
                      For the Year Ended December 31, 1998

                                                                                                           Pro Forma
                                                                  silverzipper.com, Inc.   Pro Forma       Combined
                                                       Historical     (Delaware)          Adjustments        Totals
                                                       ----------     ----------          -----------        ------

Sales, net ...................                         $      --     $ 6,688,920          $      --        $ 6,688,920
Cost of goods sold ...........                                --       4,978,951                 --          4,978,951
                                                       -----------   -----------          -----------      -----------

Gross Profit .................                                --       1,709,969                 --          1,709,969

Operating expenses ...........                                --       2,387,601                 --          2,387,601
                                                       -----------   -----------          -----------      -----------

Operating Income/(Loss) ......                                --        (677,632)                --           (677,632)

Interest expense, net ........                                --         717,441                 --            717,441
                                                       -----------   -----------          -----------      -----------

Earnings/(loss)
   Before Income Taxes .......                                --      (1,395,073)                --         (1,395,073)

Provision for income taxes ...                                --            --                   --               --
                                                       -----------   -----------          -----------      -----------

Net Income/(Loss) ............                         $      --     $(1,395,073)         $      --        $(1,395,073)
                                                       ===========   ===========          ===========      ===========


Income/(loss) per common share                         $      --                                           $     (0.49)
                                                       ===========                                         ===========

Weighted average number of
shares and share equivalents
outstanding ..................                           1,000,000                          1,824,200        2,824,200
                                                       ===========                        ===========      ===========

   silverzipper.com, Inc., a Nevada corporation (formerly Saber Capital, Inc.)
              Unaudited Pro Forma Combined Statement of Operations
                     For the Six Months Ended June 30, 1999

                                                                                        Pro Forma
                                        silverzipper.com, Inc.      Pro Forma           Combined
                              Historical    (Delaware)             Adjustments          Totals
                              ----------    ----------             -----------          ------

Sales, net ...................   $--     $   706,198               $      --        $   706,198
Cost of goods sold ...........    --         630,242                      --            630,242
                                 -----   -----------               -----------      -----------

Gross Profit .................    --          75,956                      --             75,956

Operating expenses ...........    --       1,204,718                      --          1,204,718
                                 -----   -----------               -----------      -----------

Operating Income/(Loss) ......    --      (1,128,762)                     --         (1,128,762)

Interest expense, net ........    --         211,910                      --            211,910
                                 -----   -----------               -----------      -----------

Earnings/(loss)
   Before Income Taxes .......    --      (1,340,672)                     --         (1,340,672)

Provision for income taxes ...    --            --                        --               --
                                 -----   -----------               -----------      -----------


Net Income/(Loss) ............   $--     $(1,340,672)              $      --        $(1,340,672)
                                 =====   ===========               ===========      ===========


Income/(loss) per common share   $--                                                $     (0.47)
                                 ====                                               ===========

Weighted average number of
shares and share equivalents
outstanding ..................   1,000,000                           1,824,200        2,824,200
                                 =========                         ===========      ===========

  silverzipper.com, Inc., a Nevada corporation, (formerly Saber Capital, Inc.)
         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS


     On July 27, 1999, silverzipper Nevada acquired 100% of the issued and outstanding common stock of the silverzipper Delaware through the issuance of 2,095,000 shares of its authorized and unissued common stock. The transaction has been accounted for as a reverse acquisition.

     On August 30, 1999, the Board of Directors of  silverzipper  Nevada amended
its   Articles  of   Incorporation   to  change  the  name  of  the  Company  to
silverzipper.com, Inc.

     The accompanying pro forma combined statements of operations reflect the pro forma results of silverzipper Nevada as if the acquisition had occurred on January 1, 1998.

     PRO FORMA ADJUSTMENT

1. To record the issuance of 2,095,000 authorized and unissued shares of Common Stock of silverzipper Nevada and the cancellation of an aggregate of 270,800 shares of Common Stock of silverzipper Nevada.